Annual MTN/GIC Analyst Conference June 29, 2006

Principal Financial Group Table of Contents Tab Agenda Welcome Principal Financial Group Overview Financial Overview Risk Management Investment Portfolio Principal Global Investors Appendix

Forward Looking Statements Certain statements made by Principal Financial Group, Inc. and its subsidiaries ("the company") which are not historical facts may be considered forward-looking statements, including, without limitation, statements as to sales targets, sales and earnings trends, and management's beliefs, expectations, goals and opinions. These statements are based on a number of assumptions concerning future conditions that ultimately may prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Report on Form10-Q for the quarter ended March 31, 2006. These risks and uncertainties include without limitation: volatility of financial markets; investment portfolio risks; competitive factors; decrease in ratings; interest rate changes; inability to attract and retain sales representatives; inadequate reserving on future obligations; funding on closed block assets; changes in laws, regulations or accounting standards; litigation and regulatory investigations; and foreign currency exchange rate fluctuations. Principal Life Insurance Company ("PLIC"), as statutory issuer and depositor, and Principal Financial Group, Inc. ("PFG") have filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents PLIC and PFG have filed with the SEC for more complete information about PLIC, PFG, and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, PLIC, PFG, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request by calling toll- free 1-800-986-3343.

Use of Non-GAAP Financial Measures A non-GAAP financial measure is a numerical measure of our performance, financial position, or cash flows that includes adjustments from a comparable financial measure presented in accordance with U.S. GAAP. We use a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of our normal, ongoing operations which is important in understanding and evaluating our financial condition and results of operations. While such measures are also consistent with measures utilized by investors to evaluate performance, they are not a substitute for U.S. GAAP financial measures. Therefore, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure as a handout accompanying this presentation. We adjust U.S. GAAP financial measures for items not directly related to ongoing operations. However, it is possible that these adjusting items could recur in the future. Management also uses non-GAAP financial measures for goal setting, to determine employee and senior management awards and compensation, and to evaluate performance on a basis comparable to that used by securities analysts. We also use a variety of other measures that we do not consider to be non-GAAP financial measures. These are operational measures and do not have U.S. GAAP counterparts. Assets under management is an example of an operational measure. GICs, funding agreements and other products issued by Principal Life Insurance Company are obligations of Principal Life and are not obligations of Principal Financial Group, Inc., unless expressly guaranteed by Principal Financial Group, Inc.

Agenda 9:30AM Welcome Jim McCaughan, President, Global Asset Management 9:35AM Principal Financial Group Overview Dan Houston, Executive Vice President 10:20AM Financial Overview and Risk Management Ellen Lamale, Senior VP and Chief Actuary 10:50AM Investment Portfolio Julia Lawler, Senior VP and CIO 11:15AM Principal Global Investors Barb McKenzi, Chief Operations Officer Global Management 11:30AM Lunch

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Welcome Thank you for our leading position in GIC and MTN markets We are excited about the development of our business; hope to Communicate some of that excitement Demonstrate our reliability and good credit Will briefly touch on our asset management capabilities

Principal Financial Group Simplified Organizational Structure

Principal Financial Group Financial Reporting Structure

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Company Overview: Leading Fortune 500 Financial Services Company

Leading Fortune 500 Financial Services Company Proven Growth Strategy Small to medium business (SMB) market leadership & expertise Retirement-centric focus within complete employee benefit solutions package Multi-channel distribution

Leading Fortune 500 Financial Services Company SMB-focused LARGE & EXPANSIVE MARKET STRONG EARNINGS DIVERSIFICATION OUTSTANDING GROWTH POTENTIAL SMB

Leading Fortune 500 Financial Services Company SMB-focused 1Q06 5-9 ees 1.94 10-19 ees 4 20-49 ees 6.71 50-99 ees 9.93 100-249 ees 12.25 250-499 ees 14.46 500-999 ees 15.25 1000+ 13.61 Relationships with over 100,000 employers *February 2006 forecasts from Economy.com are used for the number of firms in the U.S. A firm is a business organization or entity consisting of one domestic establishment (location) or more under common ownership or control. All establishments of subsidiary firms are included as part of the owning or controlling firm.

Leading Fortune 500 Financial Services Company Retirement-centric USAMA IAMA Life & Health Corp 2005 164.3 15.4 12.3 3.2 $205.3 billion Assets Under Management (AUM) as of 3/31/06

At The Workplace Work Secure Retire Secure Over the Phone Principal Connection Contact centers Via the Internet Principal.com Through Print Marketing communication/education materials Direct marketing Plan Ahead. Get Ahead Magazine Through Producers Career Independent Alliances Leading Fortune 500 Financial Services Company A multichannel approach

2004 2005 Change Sales $1.807 B $2.329 B +28.8% Leading Fortune 500 Financial Services Company Full Service Accumulation Alliance Results

Advisors recognize The Principal(r) as a market leader* *Source: Brightwork Partners 2005 Advisor Study. Universe of approximately 60 providers. Long-Term Player #1 = The Principal #2 = ING #3 = Fidelity #4 = American Funds #5 = MassMutual Shelf Space #1 = American Funds #2 = Hancock #3 = The Principal #4 = Nationwide #5 = ING Best Overall Package #1 = Mass Mutual #2 = Hancock #3 = The Principal #4 = American Funds #5 = ING Leading Fortune 500 Financial Services Company Distribution

Recent Financial Results

EPS(2) $2.97 +22% ROE(3) 13.8% +150bps Operating Earnings $862m +13% AUM $195b +17% Net Income $901m +9% Satisfied customers drove strong Principal Financial Group, Inc. performance(1) in 2005... Five key measures each reach all time high! (1)Comparisons as of year end 2005 to 2004, or twelve months ended 12/31/05 to 12/31/04 (2) Diluted Earnings Per Share Available to Common Stockholders (3) Return on average equity available to common stockholders, excluding other comprehensive income (OCI)

....strong performance* for key businesses and operating segments ... Record earnings for all three operating segments Record assets under management for USAMA and IAMA Record account values for USAMA Record sales of key retirement & investment products Record institutional investment mandates $100 billion of individual life insurance in force $1 billion of premiums and fees for Specialty Benefits 44% growth in wellness lives 16% growth in group medical covered members in target states $15 billion of assets under management for Principal International *Comparison as of year-end 2005 to 2004, or twelve months ended 12/31/05 to twelve months ended 12/31/04.

Promises Made, Promises Kept Principal Financial Group, Inc.(1) '01 '02 '03 '04 '05 CAGR (2) Operating Earnings ($M) (3) $577 $579 $668 $765 $862 11% Net Income ($M) (3) $359 $142 $746 $826 $901 26% Avg. # Shares (M) (3) 362 351 327 315 290 -5% EPS (3) (5) $1.59 $1.65 $2.04 $2.43 $2.97 17% AUM ($B) (4) $98.1 $109.9 $142.0 $167.0 $195.2 19% ROE (3) 8.9% 9.1% 10.9% 12.3% 13.8% +490 bps Dividends per share NA $0.25 $0.45 $0.55 $0.65 38% (1) Excludes BT Financial Group & Principal Residential Mortgage (2) Compound Annual Growth Rate (3) Twelve months ended 12/31 (4) As of 12/31 (5) Diluted Earnings Per Share Available to Common Stockholders

Promises Made, Promises Kept: Retirement Services(1) '01 '02 '03 '04 '05 CAGR (2) Account Values ($B) (3) $42.9 $42.9 $55.9 $68.9 $77.3 16% Deposits ($B) (4) 8.5 11.2 12.6 13.3 15.4 16% Organic Sales ($B) (4) 3.3 4.6 5.6 5.2 6.1 17% Net Cash Flow (4) 1.9 2.9 4.9 3.8 3.3 15% Member Asset Retention (4) 49% 51% 54% 54% 52% NA S&P 500 Index incl. Dividends (4) -22% 29% 11% 5% 4% (1) Pension full service accumulation (2) Compound Annual Growth Rate (3) As of 12/31 (4) Twelve months ended 12/31

Future Growth Opportunities Retirement services leadership Total retirement solutions Worksite marketing (Baby Boomers) Global opportunities

Future Growth Opportunities: Retirement services leadership (1)Spectrem 10/04; (2)Treasury & Risk Management Buyer's Guide 2005, (3)CFO Buyer's Guide 06/05; (4)Investment Advisor, "Retirement Plan Providers Directory", November 2005 (number above is subset of total reported in survey by Principal Financial Group); (5)LIMRA 09/05; (6)S&P 03/06, (7)LIMRA 09/05; (8) PlanSponsor 06/04, (9)PlanSponsor 12/05 Products Ranking Principal Financial Group Scope Corporate DC plans (1) #1 of 13 31,099 plans Bundled 401(k) plans (2) #1 of 38 25,694 plans 401(k) plans (3) #3 of 60 25,694 plans Defined benefit (4) #1 of 35 2,799 plans IO GICs (5) #3 of 15 $5.7 billion FA-Backed Notes (6) #4 of 30 $11.7 billion Plan Termination annuities (7) #3 of 11 $43 million ESOP - leading provider (8) #1 of 10 503 employers Deferred Comp. NQ (9) #1 of 38 1,634 plans

Future Growth Opportunities Retirement services leadership Portfolio depth & breadth Deliver best in class service Provide award-winning education Unique technology platform Exceptional distribution reach Investment management excellence excellence excellence excellence excellence excellence excellence excellence excellence excellence

Future Growth Opportunities Investment excellence Retirement Assets in Top Two Morningstar Quartiles* Retirement Assets in Top Two Morningstar Quartiles* 1yr 92% 3yr 89% 5yr 82% Best Overall Fund Group (Lipper, March 2005)• Best Mixed Equity Fund Group (Lipper, March 2005) *As of December 31, 2005

Total Retirement Solutions (TRS) Provider

Total retirement solutions provider Reduce administrative burdens Cost savings Efficiency and time savings Expanded resources to meet plan sponsor fiduciary obligations Speeds service to employer and employee Easier for employers and employees to plan employees to plan employees to plan employees to plan employees to plan employees to plan employees to plan employees to plan employees to plan employees to plan employees to plan

Total Retirement SuiteSM sales results TRS 2004 2005 Change Sales $1.270 B $2.090 B +64.5% Plans 77 183 +137.6% Total Retirement Suite contributed to 34% of total Full Service Accumulation sales results in 2005 (up from 24% in 2004).

Worksite Marketing

Baby Boomers are driving unprecedented opportunity Boomer market generated over $66 billion in profits in 2002, and profits are expected to grow to nearly $158 billion by 2012 2002 2012 *Retirement industry Profits in $ Billions *Source: 2005, McKinsey & Company, Inc. $66B $158B

The worksite is the place to build relationships Less than one-third of eligible employees use all voluntary benefits available to them Only three-quarters of eligible employees enroll in 401(k) plans On average, people begin thinking about what to do with savings 8 years prior to retirement - for Boomers, that means now! About 44% of financial advisors have minimum account size for customers they will serve Meet Boomers where they are, in the worksite, and do it efficiently Don't wait until benefit events to establish relationships Reach broadly across employee base

The Principal Edge: Help for "the rest of us" Customer-focused solution Ability to transform employee benefits Income management: Income IRA, Income Manager; Income Provider Total retirement solutions (employer) Align Individual Life operations to needs of business Bundled retirement solutions Consumer-driven Health Care Worksite distribution (RetireSecureSM; WorkSecure SM) Expanding voluntary worksite benefits

Innovative Worksite Approach Expansive Worksite Connection Retire Secure Offices Work Secure Offices Both Retire Secure & Work Secure Offices Seattle Portland San Francisco Phoenix Denver Minneapolis Des Moines Kansas City Dallas Austin Atlanta South Florida Tampa Memphis Nashville St. Louis Milwaukee Chicago Grand Rapids Detroit Indianapolis Buffalo Washington DC Cleveland Columbus Charlotte New Jersey Birmingham Los Angeles Orange San Diego Tulsa Pittsburgh New England Philadelphia Sales and Service Office Baltimore Savannah Knoxville Spokane Houston Revised 06/06/2006 Raleigh

Worksite is getting results* With Retire Secure With Work Secure Increase in close ratio of contract sales to employers +100% +150% Increase in employee participation +14% +63% Increase in employee average deferral rate +23% n/a Increase in average annual premium per participant n/a +68% *comparison of twelve months ended 12/31/05 to twelve months ended 12/31/04.

Global Opportunities

Global Opportunities Global Asset Management Expertise Ranked 5th out of 489 managers in New Assets Gained in 2005 (1) Record 111 new mandates in 2005 representing $6.9 billion in assets 38% increase in non-affiliated assets from 12/31/04 through 12/31/05 Manage money for 9 of Top 25 U.S. pension funds(2) (1)"2005 U.S. Manager Ranking by Assets Gained, League Table," Money Management Letter, March 13, 2006 (2)PENSIONS & INVESTMENTS "P&I 1,000" report, Jan 2006. Third Party AUM 12/31/2001 12/31/2002 12/31/2003 12/31/2004 12/31/2005 East 8.2 14.9 25.6 32.3 42.3 Year ended December 31:

Effective Use of Capital ORGANIC GROWTH STRATEGIC ACQUISITION RETURN TO SHAREHOLDERS Share repurchases for three months ended 3/31/06 were $162.26 million. On May 16, 2006 Principal Financial Group announced a share repurchase of up to $500 million, and on May 22, 2006 announced it had executed an accelerated share repurchase for this $500 million of shares.

Effective Use of Capital Strategic Acquisitions & Partnerships China Construction Bank (mutual fund JV) ABN AMRO Trust Services (DC) Columbus Circle (Growth equities) Dao Heng (Hong Kong mutual funds) BCI Group (DB and ESOP) Post Advisory Group (High yield fixed income) The Molloy Companies (Health/Wellness)

The Principal(r): Giving Investors An Edge Truly unique financial services organization Special expertise in serving SMB Leadership position in U.S. retirement services Advantaged by global privatization of retirement systems Worksite opportunities for Baby Boomers and beyond Strong capital position

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Financial Highlights

Financial Objectives Grow Earnings Manage Capital Control Risk Increase Shareholder Value

Product Scope Enhances Earnings Diversity, Increases Growth Potential Retirement Services Life and Health Investment Mgmt

Principal Financial Group Operating Earnings (by Segment and Net Income) Strong Growth in Earnings For twelve months ended (dollars in millions) 12/31/03 12/31/04 12/31/05 U.S. Asset Management & Accumulation $422.6 $499.0 $538.4 Int'l Asset Management & Accumulation 34.5 40.3 71.0 Life & Health Insurance 241.2 256.2 274.4 Mortgage Banking (18.1) (10.3) ---- Corporate & Other (12.5) (20.4) (21.4) Operating Earnings(1) $667.7 $764.8 $862.4 Net realized/unrealized cap gains(losses) (49.3) (62.3) (20.6) Other after-tax adjustments(2) 127.9 123.1 59.5 Net Income Available to Common Stockholders $746.3 $825.6 $901.3 (1) Defined as net income before net realized capital gains and other after-tax adjustments. (2) Includes income(loss) from discontinued operations, estimated gain on disposal of discontinued operations, change in estimated loss on disposal of discontinued operations, changes in reserves established for IRS audit issues, and the effect of accounting changes related to implementation of SOP 03-1 and FIN 46.

Principal Financial Group Operating Earnings (by Segment and Net Income) Strong Growth in Earnings For three months ended (dollars in millions) 3/31/05 3/31/06 Change U.S. Asset Management & Accumulation $138.6 $157.8 13.9% Int'l Asset Management & Accumulation 9.5 17.6 85.3% Life & Health Insurance 69.5 70.4 1.3% Corporate & Other (8.4) (5.6) 33.3% Operating Earnings(1) $209.2 $240.2 14.8% Net realized/unrealized cap gains(losses) (3.7) 24.9 NA Other after-tax adjustments (2) ---- 20.6 NA Net Income Available to Common Stockholders $205.5 $285.7 39.0% (1) Defined as net income before net realized capital gains and other after-tax adjustments. (2) Includes a favorable court ruling on a contested IRS issue.

Principal Financial Group Operating Earnings (by Segment) Diversity Produces Growth & Stability 4Q02 1Q'03 2Q'03 3Q'03 4Q'03 1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 USAMA 83.7 94.9 105.7 107.9 114.1 119.5 121.7 123.5 134.3 138.6 130.5 133.3 136 157.8 Total Operating Earnings 177.9 151.7 165.8 167.5 183.1 186.5 173.4 205.2 199.7 209.2 221 214.3 217.9 240.2 IAMA 9.4 6.6 12.1 8 8.2 8.6 9.3 10.9 11.5 9.5 19.1 19.7 22.7 17.6 Life & Health 61.4 59.1 62.9 52.8 66.4 74.8 56.9 71.6 52.9 69.5 76.3 65.4 63.2 70.4 Mortgage Banking 29.1 -3.9 -4.5 -5 -4.7 -4.9 -5.4 0 0 0 Corporate & Other -5.7 -5 -10.4 3.8 -0.9 -11.5 -9.1 -0.8 1 -8.4 -4.9 -4.1 -4 -5.6 $209.2 $221.0 $214.3 $217.9 $240.2

Principal Financial Group Assets Under Management AUM is a Driver of Earnings Growth 6/22/1905 12/31/2001 12/31/2002 12/31/2003 12/31/2004 12/31/2005 3/31/2006 USAMA 78.1 82.2 92.3 120.8 142.1 164.3 173.9 IAMA 28.4 25.3 4.4 7.5 10.2 15.4 16.1 Life & Health 9.3 9.6 10.3 10.9 11.7 12.3 12.1 Mortgage Banking 0.2 0.5 0.6 2.2 0 0 Corporate & Other 1.5 2.6 3.5 3.4 3 3.2 3.2 $144.3 $167.0 $195.2 $205.3

Principal Financial Group Capital Structure Managing Capital Efficiently 6/22/1905 12/31/2001 12/31/2002 12/31/2003 12/31/2004 12/31/2005 Common Equity X OCI* 78.1 82.2 92.3 6228.3 6231 6270.4 Preferred Equity 28.4 25.3 4.4 0 0 542 Long Term Debt 9.3 9.6 10.3 1374.3 843.5 898.8 Short Term Debt 0.2 0.5 0.6 702.8 281.7 476.4 Corporate & Other 1.5 2.6 3.5 3.4 3 3.2 542 *For years ended December 31, 2003, 2004 and 2005, common equity was $7,400 million, $7,544 million and $7,807 million, respectively

Principal Financial Group Actual Return on Average Equity(1) x-OCI Trailing Twelve Months 3/31/06 Operating Segment Operating Earnings Average Equity Return on Average Equity USAMA $557.6 $2,895.8 19.3% IAMA $79.1 $881.3 9.0% Life & Health $275.3 $2,162.8 12.7% Corporate & Other $(18.6) $417.2 N/M Total Principal Financial Group $893.4 $6,357.1 14.1% (1)equity available to common stockholders

Principal Life Insurance Company Summary Financial Information (1) Defined as total GAAP revenues including operating revenues from discontinued real estate and excluding net realized capital gains and related fee adjustments. (2)Presented on a GAAP basis. (3) Defined as net income before net realized capital gains and other after-tax adjustments. (4) Equity excluding accumulated other comprehensive income (loss). (5) Presented on a statutory basis. (US$mm) 2004 2005 2005 2006 Operating Revenue(1) $7,769 $8,326 $1,981 $2,165 Total Revenue(2) $7,647 $8,296 $1,978 $2,213 Operating Earnings(3) $745 $808 $202 $230 Net Income(2) $768 $832 $200 $275 Total Assets(2) $109,879 $119,999 $109,563 $124,458 Total Equity(4) $5,354 $6,228 $5,563 $6,088 Surplus & AVR(5) $3,644 $4,311 $3,851 $4,118 Twelve Months Ended December 31, Three Months Ended March 31,

Principal Life Insurance Company Financial Strength Ratings Principal Life Insurance Company Financial Strength Ratings S&P "AA", Very Strong (3rd highest of 21 levels) Moody's "Aa2", Excellent (3rd highest of 21 levels) A.M. Best "A+", Superior (2nd highest of 16 levels) Fitch "AA", Very Strong (3rd highest of 24 levels) Note: All ratings have stable outlooks.

Principal Financial Group Stated Targets (1)Diluted earnings per share available to common stockholders (2)Equity excludes accumulated OCI. Target 2005 Actual EPS Growth(1) 11-13% 22% Return on Average Equity(2) 50bp growth/yr 13.8% Debt to Equity 20-25% 20%

Principal Life Insurance Company Measures Important to Principal Life Rating Agency and Internal measures: GIC/FA Exposure (Investment Only) Capital Adequacy Liquidity

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Risk Management at The Principal(r)

Risk Management at Principal Financial Group Solid Tone at Top/Board and Senior Management have knowledge of and accountability for risks Coordinated effort to understand and manage the risk profile of the entire organization Entire organization is included All sources of risk considered Strong link to organization's key strategies, financial objectives and business planning process We have processes and tools in place to identify, monitor, and manage our risks Business unit and Corporate staff have knowledge and expertise

How We Think About Risks: True economic/financial Appropriate accounting treatment and controls Headline/reputational Litigation/regulatory Pure risk (owned property and equipment)/business disruption

Broad Categories of Risks at the Principal Financial Group Insurance/Actuarial Asset/Liability Matching (ALM) Legal/Regulatory Mortality Mismatch Risk Lawsuits Morbidity Reinvestment Risk Compliance Other Assumptions Pricing Errors Operational Investment Technology Credit Financial/Strategic Planning Processing Counterparty Capital (Allocation, Budgeting, Management) Administration Derivatives Liquidity Business Continuity Tax HR Reinsurance Reputation Employee Retention Financial Reporting/Forecasting Analysts, Investors Morale Disclosure Regulators Fx Risk Rating Agencies Property/Equipment M&A Customers Home Office buildings, furniture Earnings volatility Aircraft Computers

Management of Risks at the Principal Financial Group Insurance/Actuarial Legal/Regulatory Reputation Experience Studies Corporate Ethics Investors Relations Product development processes Corporate Governance Government Relations Peer Review Lobbying Efforts Corporate Relations Financial Analysis Contract Language Corporate Governance Reinsurance Compliance Officers Business Unit/Corporate integrity and risk management practices Local Pricing, Product Committees Business Practices Business Unit/Corporate integrity and risk management practices Standards around pricing, reserving, assumptions, stress testing, standards Business Practices Investment Standards around pricing, reserving, assumptions, stress testing, standards Asset/Liability Matching (ALM) Credit Research/Analysis Financial/Strategic Planning Segment ALM teams Credit Oversight Committee Corporate Model/Business Models ALM (immunization, CFT) Derivatives oversight Committee Liquidity quarterly studies, benchmarks Derivatives Asset Diversification Reserve Certifications Segment 130 Risk Committee Counterparty Analysis, Guidelines/Limits Collateral Corporate Finance Committee Operational Risks HR Reinsurance Database/Analysis SOX (404) Performance Management Hedging Controls Development and Training Local Finance, Strategic Committees Business Risk Consulting Succession Planning Ratios, Metrics (debt/Capital, Liquidity, RBC, S&P, ROE) Business Resumption Plans Total Compensation (Salary, Benefits, Amenities) Property/Equipment Insurance Programs Maintenance Security

Full Service Payout GICs - Full Service GICs - Investment Only Funding Agreements East 6240.5 6787.4 5663.7 11580.6 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Full-service Payout GICs - Investment Only GICs - Full Service Funding Agreements East 6450.3 5821 7282 12115.7 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Principal Financial Group Non-Par Pension Business Liabilities As of March 31, 2006

Non-Par Pension Business Risk Management Interest Rate Risk Tools used Duration matching Key rate duration matching Daily hedging Scenario analysis Disciplined to stay within mismatch allowances ..25 year duration ..10 year key rate Employ various methods to correct duration mismatches if they occur Sell assets Change duration targets for new investments Use derivatives

Non-Par Pension Business Risk Management Liquidity Risk Processes in place at both business unit and overall corporate level Analysis performed quarterly We carefully watch external measures S&P liquidity model, internal target 260% Moody's liquidity model, internal target 1.5 to 2.0 Internal measure called Dynamic Staging Analysis Internal projection for liquid liabilities and assets over a 15 month time frame

Summary The Principal Financial Group is risk aware, risk astute, and diligent about risk management We are in the risk business and willing to take risks - on an informed basis Increased complexity combined with a lower tolerance for error indicate a continued need for commitment to risk management

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Investment Portfolio Overview *All data in this section of the presentation excludes assets that are not part of Principal Life Insurance Company consolidated assets.

Investment Philosophy and Strategy Active Asset/Liability Management and Strategy Optimize Risk Adjusted Yields and Returns Maintain Quality Well Diversified Portfolio

Principal Life Insurance Company Cash and Invested Assets 3/31/2005 Real Estate 1.8 Policy Loans 1.5 Other Investments 2.1 Equity Securities 1.3 Residential Mortgages 2.1 Commercial Mortgages 18.9 Cash 0.8 Private Bonds 23 Public Bonds 48.5 3/31/2006 Real Estate 1.8 Policy Loans 1.5 Other Investments 1.3 Equity Securities 1.4 Residential Mortgages 1.9 Commercial Mortgages 17.4 Cash 2.4 Private Bonds 22.2 Public Bonds 50.1 March 31, 2006 March 31, 2005 $54.4 Billion $56.0 Billion 137

Principal Life Insurance Company U.S. Invested Assets Corporate Fixed Maturities Portfolio by Salomon Industry 3/31/2005 Bank 12.2 Insurance 9.4 Finance-Other 12.3 Consumer 3.5 Energy 9.5 Manufacturing 18.2 Industrial-Other 0.4 Service 14.9 Transport 2.9 Electric 10.3 Utility-Other 0.2 Telecom 6.2 3/31/2006 Bank 12.6 Insurance 10.1 Finance-Other 14.6 Consumer 3.5 Energy 8.9 Manufacturing 17.8 Industrial-Other 0.2 Service 15.4 Transport 2.8 Electric 8.3 Utility-Other 0.1 Telecom 5.7 March 31, 2006 March 31, 2005 $29.6 billion $29.5 billion 139

Principal Life Insurance Company U.S. Fixed Maturities Composition by Asset Type 3/31/2005 Agency, Treasury, Other 4 RMBS 6 CMBS 9 ABS 5 Corporate Public 50 Corporate Private 26 3/31/2006 Agency, Treasury, Other 6 RMBS 6 CMBS 11 ABS 5 Corporate Public 48 Corporate Private 24 March 31, 2006 March 31, 2005 $38.9 billion $40.5 billion 141

Principal Life Insurance Company U.S. Invested Assets Fixed Maturities Portfolio Composition by Foreign Area 3/31/2005 United Kingdom 27 European Union 25 Australia 8 Japan 0 All Others 16 Mexico 5 Asia 11 South America 8 3/31/2006 United Kingdom 27 European Union 25 Australia 9 Japan 1 All Others 15 Mexico 4 Asia 12 South America 7 March 31, 2006 Foreign Fixed Maturities = US$6.4 Billion March 31, 2005 Foreign Fixed Maturities = US$7.7 Billion

Principal Life Insurance Company U.S. Invested Assets Fixed Income Securities Portfolio Statutory Basis % of Fixed Income Securities Portfolio % of Fixed Income Securities Portfolio % of Fixed Income Securities Portfolio % of Fixed Income Securities Portfolio % of Fixed Income Securities Portfolio NAIC Class 2003 2004 2005 03-31-2006 1 2 3 4 5 6 52.3% 39.0 6.4 1.6 0.4 0.3 54.2% 39.7 4.7 1.0 0.1 0.3 56.9% 37.5 4.7 0.6 0.1 0.2 57.0% 37.8 4.5 0.6 0.0 0.1 100.0% 100.0% 100.0% 100.0% Total $33,726 $36,759 $39,267 $39,332 Investment Grade Total (Classes 1 & 2) 91.3% 93.9% 94.4% 94.8% BIG as % of Total Fixed Income Securities Portfolio 8.7% 6.1% 5.6% 5.2% BIG as % of Total U.S. Invested Assets 6.3% 4.5% 4.2% 3.9% 145

Principal Life Insurance Company Fixed Income Securities Portfolio Problems, Potential Problems, and Restructured 2002 2003 2004 2005 3/31/2006 Problems 262 152.5 68.5 42 7.9 Potential Problems 508.4 230.1 119.6 101.6 37.4 Restructured 103.9 39.9 10.4 0 9.4 152.5 230.1 119.6 10.4 39.9 GAAP Basis 68.5 42.0 101.6 0.0 7.9 37.4 9.4

Fixed Income Securities Impairment Review Process Monthly review of all exposures on watch list Rigorous analysis on all exposures trading materially below par Determination made if the credit is temporary or permanent impairment based on fundamental credit analysis

Composition by U.S. Region Composition by Type Principal Life Insurance Company Commercial Mortgage Loan Portfolio March 31, 2006 (Statutory Basis) Mortgage Loans = U.S.$8.5 Billion Number of Loans Outstanding = 1,094 Average Loan Size = U.S.$7.7 Million Industry (ACLI) - 03/31/2006 Principal Life - 03/31/2006 New England 0.044 0.027 Mid Atlantic 0.14 0.184 EN Central 0.11 0.075 WN Central 0.045 0.034 South Atlantic 0.221 0.246 ES Central 0.029 0.029 WS Central 0.073 0.071 Mountain 0.071 0.085 Pacific 0.249 0.249 Other 0.018 0 Industry (ACLI) - 03/31/2006 Principal Life - 03/31/2006 Apartment 0.158 0.136 Retail 0.241 0.248 Office 0.334 0.29 Industrial 0.182 0.319 Hotel/Motel 0.042 0 Mixed Use/Other 0.043 0.007

NOTES: 1. Delinquency and foreclosure ratio is defined as mortgages 60 or more days delinquent, in the process of foreclosure, and foreclosed/deeded during the year, as a percentage of the commercial mortgage portfolio balance. 2. A restructured loan is a loan in good standing for which basic terms, such as interest rate, maturity date, collateral or guaranty, have been restructured as a result of actual or anticipated delinquency. Only loans restructured on or after January 1, 1986 are included in these ratios. 3. Peer group represents life insurance companies reporting to the ACLI with mortgage portfolios over $5 billion. Principal Life Insurance Company Commercial Mortgage Portfolio Restructured & Delinquent/Foreclosed Loan Ratio Compared to Industry Average (Statutory Basis) Delinquent/Foreclosed Restructured Industry 0.6 0.7 Peer 2002 0.6 0.8 Principal 0.4 0.6 Industry 0.2 0.4 Peer 2003 0.3 0.3 Principal 0.4 0.9 Industry 0.1 0.4 Peer 2004 0.1 0.3 Principal 0.1 0.8 Industry 0.1 0.2 Peer 2005 0.1 0 Principal 0.1 0.9 Industry 0.1 0.2 Peer 03-31-2996 0 0.2 Principal 0.1 0.8 0.3 0.4 0.9 0.5 1.3 0.6 0.6 0.9 0.2 Industry Peer Principal 2003 Industry Peer Principal 2005 Industry Peer Principal 2004 1.0 0.3 0.1 Industry Peer Principal 3/31/06 153

Commercial Mortgage Loan Reserve/Loss Process Monthly meeting to review entire watchlist, including an analysis of loan-to-value. Rigorous review of all loans deemed most at risk. Determination is made if a loss is probable. If loss is probable, a reserve is established.

Investment Portfolio Summary Active asset/liability management Broadly diversified portfolio across asset class, credit, industry and geographic location Predominantly high quality portfolio

Investment Portfolio 2006 Focus Enhancing diversification Active management of the portfolio Maintaining quality of the portfolio

Principal Global Investors

Principal Global Investors* A diversified global asset management organization $166.7 billion in assets under management 1,066 employees including 418 investment professionals Broad range of capabilities, tailored to client objectives Global reach and clarity of purpose *Principal Global Investors represents the asset management operations of the Principal Financial Group, including affiliates and subsidiaries. Please refer to slide titled "Asset Management Affiliates" for more details. Assets Under Management As of March, 31 2006 Fixed Income Equity Real Estate By Asset Class 95.6 36.9 34.2 U.S. Taxable Investors Non-U.S. Investors U.S. Tax-Exempt Investors By Client Type 43 27 96.7

Global Reach Asset Management Locations Principal Global Investors & Principal International Affiliates *excludes U.S. sales/service offices

Fixed Income Asset Management $95.6 billion in combined fixed income assets under management Global Fixed Income - $74.3 billion Post Advisory - $8.4 billion Spectrum - $12.9 billion 129 fixed income investment professionals in offices worldwide Emphasis on diversified "Multi- Sector" strategies: Total Return Liability managed Absolute Return A Powerful Platform A Powerful Platform Data as of 3/31/06

Equity Asset Management Manage $36.9 billion in equity assets and direct $3.6 billion in asset allocation programs 91 Equity professionals based in Des Monies, New York, Stamford, London and Singapore Breadth of market coverage and depth of independent research in over 50 equity markets worldwide Client focused, team-based organization and culture Data as of 3/31/06

Principal Real Estate Investors $34.2 billion in real estate assets under management Fourth largest manager of real estate, out of 98 managers profiled (1) 404 real estate employees including 195 investment professionals Draw from six decades of real estate investment experience In-depth coverage of over 60 metropolitan real estate markets Principal Real Estate Investors Core, Enhanced Value-added and Opportunistic Property Commercial Mortgages, Bridge and Mezzanine Loans Real Estate Investment Trust Securities Commercial Mortgage- Backed Securities Equity Debt Private Public Data as of 3/31/06 except footnote 1. (1) Pensions & Investments magazine, Oct. 17, 2005 (managers ranked by U.S. institutional tax-exempt real estate assets).

Setting An Impressive Pace The 42nd largest institutional asset manager in the world, out of 778 managers profiled. Managers ranked by total worldwide institutional assets under management as of Dec. 31, 2005(1) The 20th largest manager of U.S. institutional tax exempt assets, out of 778 managers profiled. Managers ranked by U.S. institutional tax-exempt assets as of Dec. 31, 2005 (1) The fifth largest manager of 401(k) assets, out of the 50 largest managers of defined contribution assets profiled(2) The fourth largest manager of real estate, out of 98 managers profiled. Managers ranked by U.S. institutional tax-exempt real estate assets as of June 30, 2005(3) The 7th largest manager of high yield bonds, out of 775 managers profiled. Managers ranked by U.S. institutional tax-exempt assets managed internally(4) Specialists in the preferred securities market through our affiliate, Spectrum Asset Management. Manage assets for nine of the Top 25 Pension Funds in the USA Among the fastest growing managers in the industry (1)2006 Money Managers Directory," -PENSIONS & INVESTMENTS Magazine, May 29, 2006; (2)INVESTMENT NEWS Magazine, August 22, 2005; (3)PENSIONS & INVESTMENTS Magazine, May 30, 2005; (4)"P&I 1,000," -PENSIONS & INVESTMENTS Magazine, January 23, 2006

Principal Global Investors is the asset management arm of the Principal Financial Group(r) (The Principal(r)). As of March 31, 2006, assets under management totaled $166.7 billion. This includes the asset management operations of the following members of The Principal: Asset Management Affiliates Asset Management Affiliates Principal Global Investors, LLC Principal Real Estate Investors, LLC Columbus Circle Investors Post Advisory Group, LLC Spectrum Asset Management, Inc. Principal Global Investors (Europe) Limited Principal Global Investors (Singapore) Ltd. Principal Global Investors (Australia) Ltd. Principal International, Inc., its subsidiaries and affiliates

Thank you

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Appendix

Non-GAAP Financial Measures for Principal Financial Group, Inc.

Non-GAAP Financial Measures for Principal Financial Group, Inc.

Non-GAAP Financial Measures for Principal Financial Group, Inc.

Non-GAAP Financial Measures for Principal Financial Group, Inc.

Non-GAAP Financial Measures for Principal Life Insurance Company